Dohan and Company	7700 North Kendall Drive, 200
Certified Public Accountants	Miami, Florida 33156-7564
A Professional Association	Telephone (305) 274-1366
Facsimile (305) 274-1368
E-mail info@uscpa.com
Internet www.uscpa.com

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the inclusion in this Amendment No. 4 to the Form SB-2 Registration Statement of Javakingcoffee, Inc. of our report dated February 12, 2004, for the year ended December 31, 2003.

We also consent to the reference to our firm under the caption "Expert".

/s/ Dohan and Company, P.A., CPA's

April 8, 2004

Member:
Florida Institute of Certified Public Accountants
American Institute of Certified Public Accountants -
Private Companies and SEC Practice Sections